EXCLUSIVE OPTION TO PURCHASE LICENSE, MANUFACTURING AND MARKETING AGREEMENTS,
As the original May 2, 2006 agreement has been amended, restated, and re-signed on April 19, 2007

RECITALS:

WHEREAS, Rubber Research Elastomerics, Inc. (RRE) is the holder of such technology and patents as they relate to the Tirecycle™ and Fibercycle™ technology and products; and

WHEREAS, Riviera Investments, Inc., (RIVIERA) is a corporation duly certified and filed and licensed in the State of California for investment and all other purposes, including the purpose of research, marketing and production of recycled and activated rubber products; and

WHEREAS, RRE and RIVIERA intend to enter into this agreement regarding an exclusive option to purchase licenses for the current technology held by RRE; and,

WHEREAS, RRE acknowledges the value and importance of RIVIERA as a business entity with an interest in actively commercializing the full range of Tirecycle™ compounds throughout the geographic areas described in this exclusive option agreement, and this effort of commercialization is of critical importance to RRE, the creation and validation of commercial accounts and the enhancement of market franchise, through visible national promotion, benefiting RRE and all of its' licensees;

NOW THEREFORE for and in consideration of the premises and mutual covenants herein contained, the parties hereto intending to be legally bound hereby, agree as follows:

1. That the above Recitals are incorporated herein by reference; and,

2. That RIVIERA has paid the sum of Fifteen-Thousand and no/100 dollars ($15,000.00) the sum of which is hereby acknowledged by RRE as the initial payment for the following Exclusive Options. RIVIERA shall pay the sum of Fifteen-Thousand and no/100 dollars, on a yearly basis, for ten years, for a total of One-Hundred-Fifty-Thousand and no/100 dollars ($150,000.00) in consideration for said Exclusive Options, which shall continue in force, without requiring any additional payments, for an additional period of 99 years. Said payments shall be due on execution of this agreement and no later than April 30th, of each successive year. Failure to make a payment when due shall extinguish the Options contained herein.

3. That RRE extends to RIVIERA Inc. the Exclusive Option to purchase License, Manufacturing and Marketing Agreements at the standard rate of One-Hundred-Thousand and no/100 ($100,000.00) per license for the following states/countries/regions, loosely described as South and Central America as well as South Africa [the GEOGRAPHICAL AREA] and more particularly described for the purposes of this agreement as follows:

The GEOGRAPHICAL AREA includes all of the Western Hemisphere except for Canada, the United States, and Mexico. In addition, the single African country of South Africa is included. By way of example and not exclusion (and with the aforementioned exceptions of Canada, the United States and Mexico), the GEOGRAPHIC AREA includes Central America, South America, and the Islands of the Caribbean, as well as a single African country: South Africa. Also by way of example but not exclusion, some examples of the countries, regions or dependencies which are included in the GEOGRAPHIC AREA are as follows: Argentina, Belize, Bolivia, Brazil, Cayman Islands, Chile, Colombia, Costa Rica, Cuba, Dominican Republic, Ecuador, El Salvador, the Falkland Islands, French Guiana, Guadeloupe, Guatemala, Guyana, Haiti, Honduras, Jamaica, Martinique, Nicaragua, Panama, Paraguay, Peru, Puerto Rico, Puerto Rico, San Salvador, South Africa, Suriname, Uruguay, Venezuela and other smaller islands, for instance those stretching from Florida to Puerto Rico and from thence to Trinidad and Tobago.

4. The parties to this agreement certify that the agreement is entered into consistent with, and all its terms are in agreement with, the LICENSE, MANUFACTURING AND MARKETING AGREEMENT between 2PCR, L.L.C. and RRE, dated February 28, 2006, and signed by Fred Stark Jr. CEO of RRE and D.M. Wells, Manager, 2PCR, if this latter agreement is still valid, and that, in that case, this Agreement may be considered one of the "NewOptions Agreements" as described in that earlier agreement. In such case the costs specified herein, shall be considered as if these costs were the result of the calculation specified for NewOptions Agreements. The parties additionally certify that this agreement stands alone, and does not depend upon the validity or any continuing in force of the aforesaid February 28, 2006 agreement, or any other agreement. RRE agrees not to build, operate or own production facilities in the areas described in this Exclusive Option Agreement as long as the agreement is still in force.

5. Upon completion of the annual payments in two (2) above, RIVIERA, Inc. will own an exclusive license for the geographic areas in three (3) above and the exclusive right to purchase additional licenses in the geographic area(s) described above.

6. Severability: If any provision of this AGREEMENT is invalid or unenforceable under applicable law, it shall not affect the validity or enforceability of the remainder of the terms of this AGREEMENT.

7. Entire Agreement: This Agreement and all documents referred to herein contain the entire and exclusive agreement and understanding between the parties on the subject matter contained herein and supersedes all prior agreements, understandings and arrangements relating thereto. This Agreement is an amended and restated version of the May 2, 2006 agreement and continues all the rights and terms of that earlier agreement except insofar as they have been amended by that separate Agreement titled "RECEIPT of PAYMENTS AND AMENDMENT OF AGREEMENT" and dated April 19, 2007. No representation, undertaking or promise shall be taken to have been given or implied from anything said or written in negotiations between the parties prior to this Agreement except as may be expressly stated in this Agreement.

IN WITNESS WHEREFORE, the parties hereto have executed this agreement as of the day and year first written below:

Rubber Research Elastomerics, Inc.	Riviera Investments, Inc.
By: [signature]	By: [signature]
Fred Stark, Jr., CEO	Winston Salser, President
	April 19, 2007

Dated: April 19, 2007